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                                                                  EXHIBIT 10.28

                          Foothill Capital Corporation
                    11111 Santa Monica Boulevard, Suite 1500
                         Los Angeles, California 90025


                                 July 26, 2000


To each of the Persons
identified on Schedule I attached hereto
c/o Malibu Entertainment Worldwide, Inc.
717 North Harwood, Suite 1650
Dallas, Texas 75201

                           Re:      Foothill Capital Corporation;
                                    Malibu Entertainment Worldwide, Inc.
                                    and certain of its Affiliates

Ladies and Gentlemen:

                  Reference hereby is made to that certain Consolidated, Amended, and Restated Loan and Security Agreement, dated as of August 22, 1996 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the "Loan Agreement"), among Malibu Entertainment Worldwide, Inc., a Georgia corporation ("Malibu"), certain of Malibu's Affiliates identified on the signature pages thereof (such Affiliates, together with Malibu, each a "Borrower" and collectively, jointly and severally, the "Borrowers"), and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

                  The Borrowers hereby acknowledge that a material Event of Default has occurred and is continuing as a result of their failure to deliver to Lender no later than June 30, 2000 the required mandatory prepayments of the Obligations required by Section 2.12 of the Loan Agreement (such failure being referred to herein as the "Designated Event of Default"). After careful consideration of, among other things, the Borrowers' request for the Lender's forbearance relative to the Designated Event of Default, Lender hereby agrees that, anything in the Loan Agreement or the other Loan Documents to the contrary notwithstanding and subject to the terms and conditions hereof, Lender shall forbear from exercising any of its rights, remedies, or powers (including its right to declare all of the Obligations immediately due and payable pursuant to Section 9.1(a) of the Loan Agreement) solely with respect to the Designated Event of Default for a period commencing on the date hereof and ending on August 31, 2000 (the "Forbearance Period").

                  Effective upon the satisfaction of the terms and conditions set forth herein and solely during the continuance of the Forbearance Period, Lender hereby further agrees that,


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anything contained in the definition of "Required Amount" set forth in the Loan
Agreement to the contrary notwithstanding, the Borrowers may consummate the sale of a Non-Core Property (as defined below) during the Forbearance Period for cash consideration less than that set forth in the definition of "Required Amount" so long as (1) no Default or Event of Default shall have occurred or be continuing or would result therefrom, (2) the terms and conditions of any sale of a Non-Core Property (including, without limitation, the sale price thereof) are reasonably acceptable to Lender, (3) Lender shall have given its prior written consent to such sale (which consent shall not be unreasonably withheld or delayed), and (4) the Borrowers shall have caused the purchaser of each Non-Core Property to wire transfer to Lender in immediately available funds all net cash proceeds received by the Borrowers in consideration of such sale. As used herein, "Non-Core Property" means all of the Borrowers' real and personal property located in either (i) Miami, Florida, (ii) Kennesaw, Georgia, (iii) Charlotte, North Carolina, (iv) Spartanburg, North Carolina, (v) Arlington, Texas, (vi) Columbus, Ohio, (vii) Tampa, Florida, or (viii) Redwood City, California.

                  The effectiveness of this letter agreement shall be conditioned upon Lender's receipt of a counterpart of this letter agreement duly executed by the Borrowers.

                  Except as, and to the extent, set forth herein: (a) Lender hereby reserves all remedies, powers, rights, and privileges that Lender may have under the Loan Agreement or the other Loan Documents, at law (including under the Code), in equity, or otherwise; and (b) all terms, conditions, and provisions of the Loan Agreement and the other Loan Documents are and shall remain in full force and effect and nothing herein shall operate as a consent to or a waiver, amendment, or forbearance in respect of any other or further matter (including any Event of Default other than the Designated Event of Default) or any other right, power, or remedy of Lender under the Loan Agreement and the other Loan Documents. No delay on the part of Lender in the exercise of any remedy, power, right or privilege shall impair such remedy, power, right, or privilege or be construed to be a waiver of any default, nor shall any partial exercise of any such remedy, power, right or privilege preclude further exercise thereof or of any other remedy, power, right or privilege.

                  This letter agreement is a Loan Document.

                            [signature page follows]


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                  This letter agreement may be executed in any number of
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this letter agreement by signing any such counterpart. Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this letter agreement. Any party delivering an executed counterpart of this letter agreement by telefacsimile also shall deliver an original executed counterpart of this letter agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this letter agreement.

                                                 Very truly yours,

                                                 Foothill Capital Corporation


                                                 By:
                                                    ----------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

Agreed and Acknowledged
as of the date first above written:

Malibu Entertainment Worldwide Inc.,
a Georgia corporation, and each of its
Affiliates identified on Schedule I
attached hereto

By:
   -----------------------------------
Name:
     ---------------------------------
Title:   Responsible officer for each
         of the above referenced Persons



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                                   SCHEDULE I


Mountasia Family Entertainment Centers, Inc., a Texas corporation
Mountasia Management Company, a Georgia corporation
Malibu Grand Prix Corporation, a Delaware corporation
Tucson MGPC, Inc., an Arizona corporation
Fresno MGPC, Inc., a California corporation
North Hollywood Castle MGPC, Inc., a California corporation
Puente Hills MGPC, Inc., a California corporation
Puente Hills Showboat MGPC, Inc., a California corporation
Redondo Reach Castle MGPC, Inc., a California corporation
Redwood City Castle MGPC, Inc., a California corporation
Redwood City MGPC, Inc., a California corporation
San Diego MGPC, Inc., a California corporation
Portland MGPC, Inc., an Oregon corporation
Austin MGPC, Inc., a Texas corporation
Dallas Castle MGPC, Inc., a Texas corporation
San Antonio Castle MGPC, Inc., a Texas corporation
San Antonio MGPC, Inc., a Texas corporation
Mountasia Development Company, a Georgia corporation
Malibu Grand Prix Design & Manufacturing, Inc., a California corporation
Malibu Grand Prix Financial Services, Inc., a California corporation
Off Track Management, Inc., a California corporation
MGP Special, Inc., a California corporation
Amusement Management Florida, Inc., a Florida corporation
Malibu Grand Prix Consulting, Inc., a California corporation
Mountasia - Mei International, Inc., a Georgia corporation
Mountasia - Mei Limited Company, Inc., a California corporation
Mountasia - Mei California, Inc., a California corporation
Mountasia - Mei International, Inc., a Georgia corporation, in its capacity as general partner of Mountasia - Mei California Limited Partnership, a California limited partnership



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